EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEYACT OF 2002

I, Eric S. Yeaman, Chief Executive Officer and Chief Financial Officer of Turnstone Systems, Inc. (the Company”), do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

•

the Quarterly Report of Turnstone Systems, Inc. on Form 10-Q for the quarter ended September 30, 2008, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Turnstone Systems, Inc. and will be retained by Turnstone Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: November 13, 2008

By:	/s/ ERIC S YEAMAN
Eric S. Yeaman Chief Executive Officer and Chief Financial Officer